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                                                                     EXHIBIT 5.1


               [VEDDER, PRICE, KAUFMAN & KAMMHOLZ LETTERHEAD]



                                                 January 24, 1997

Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois  60045-1951

Gentlemen:

     Reference is hereby made to the Registration Statement on Form S-1 (Registration No. 333-18699) (the "Registration Statement"), as amended, filed by Wintrust Financial Corporation, an Illinois corporation (the "Company"), with the Securities and Exchange Commission in connection with the proposed public offering of up to 1,300,000 shares of Common Stock, without par value (the "Common Stock"). Up to an additional 195,000 shares may be sold by the Company to satisfy unfilled purchase orders in the Subscription and Community Offering or pursuant to the Selling Agent's over-allotment option (referred to collectively as the "Oversubscription Option").

     We have acted as special counsel for the Company in connection with the proposed offering.

     In rendering this opinion, we have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

     It is our opinion that the 1,495,000 shares of Common Stock that may be sold by the Company in accordance with said Registration Statement (including the 195,000 shares subject to the Oversubscription Option), if and when so sold, will be legally issued, fully paid and non-assessable.

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Wintrust Financial Corporation
January 24, 1997
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.


                                                Very truly yours,

                                                VEDDER PRICE, KAUFMAN & KAMMHOLZ

MCW/sfj